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                                 EXHIBIT 3 (II)
                                     BY-LAWS
                                       OF
                               CCFNB BANCORP, INC.

                                    ARTICLE 1
                                REGISTERED OFFICE

      Section 1.1 The Company shall have and continuously maintain in Pennsylvania a registered office.

      Section 1.2 The Company may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time designate or the business of the Company may require.

                                    ARTICLE 2
                             SHAREHOLDERS' MEETINGS

      Section 2.1 All meetings of the shareholders shall be held within the Commonwealth of Pennsylvania at such time and place as may be fixed from time to time by the Board of Directors.

      Section 2.2 The annual meeting of the shareholders shall be held at such time and place as may be set by the Board of Directors, but, no later than June 30th of each year, when they shall elect directors and transact such other business as may properly be brought before the meeting. Notice of the place, date, time and purpose of the annual meeting of shareholders shall be given not less than twenty (20) days before such meeting, in the manner as set forth in
Article 31 of these bylaws, to each shareholder of record entitled to vote at such meeting.

      Section 2.3 Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors, or by one or more shareholders entitled to cast at least twenty percent (20%) of the votes which all shareholders are entitled to cast at the particular meeting. If such request is addressed to the Secretary, it shall be signed by the persons making the same and shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, the Secretary shall fix the date of such meeting to be held not more than sixty (60) days after the receipt of the request and shall give due notice thereof. In the event of the Secretary's failure within thirty (30) days after the receipt of the request to fix the date or give the notice, the person or persons making the request may issue the call.

      Section 2.4 Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and, in case of special meetings of shareholders, the purposes thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten days before such meeting, unless a greater period of notice is required by statute or by these By-Laws, to each shareholder entitled to vote thereat at such address as appears on the stock ledger or transfer books of the Company.

      Section 2.5(a) Any shareholder who intends to submit a proposal for inclusion in the Company's proxy statement for the annual meeting of shareholders shall submit his or her proposal to the Secretary of the Company not less than 120 calendar days before the date of mailing of the Company's proxy statement in connection with the previous year's annual meeting of shareholders. A proposal shall be submitted and be consistent in all other respects, including being a proper subject for action by shareholders, with the then current rules and regulations of the Securities and Exchange Commission.

            (b) A shareholder who intends to submit a proposal at an annual meeting of shareholders and does not intend to request inclusion of such proposal in the Company's proxy statement for that annual meeting, shall submit the proposal to the Secretary of the Company not latter than 45

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calendar days before the date of mailing of the Company's proxy statement in connection with the previous year's annual meeting of shareholders. Such proposal shall be a proper subject for action by shareholders under applicable federal and state law.

                                    ARTICLE 3
                      QUORUM OF AND ACTION BY SHAREHOLDERS

      Section 3.1 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute or by the Articles of Incorporation, or in a bylaw adopted by shareholders, the acts of the shareholders present, in person or by proxy, who are entitled to cast at least a majority of the votes which all shareholders present, in person or by proxy, are entitled to cast shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding fifteen
(15) days as the holders of a majority of the shares present, in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purposes of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                    ARTICLE 4
                                  VOTING RIGHTS

      Section 4.1 Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders' meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the Company on the record date fixed for the meeting. No share shall be voted at any meeting if an installment is due and unpaid thereon.

      Section 4.2 When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

      Section 4.3 Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately, up to the number of directors to be elected in the same election by such class or group of classes, shall be elected.

                                    ARTICLE 5
                                     PROXIES

      Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Company, except that a proxy may be given by a shareholder or his duly authorized attorney-in-fact by telegram or cable, or by any means of electronic communication which results in a writing and sets forth a confidential and unique identification number or other mark furnished by the Company to the shareholder or his duly authorized attorney-in-fact for the purposes of a particular meeting. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a

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proxy shall not be effective until notice thereof has been given to the
Secretary of the Company. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after two (2) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Company.

                                    ARTICLE 6
                                   RECORD DATE

      Section 6.1 The Board of Directors may fix a time, not more than sixty
(60) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before closing thereof to each shareholder of record at the address appearing on the records of the Company or supplied by him to the Company for the purpose of notice. While the stock transfer books of the Company are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the Company with ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                    ARTICLE 7
                                  VOTING LISTS

      Section 7.1 The officer or agent having charge of the transfer books for shares of the Company shall make, at least five days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at any meeting, with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by a shareholder during normal business hours and at the time and place of the meeting during the entire meeting. The original transfer books for shares of the Company, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

                                    ARTICLE 8
                               JUDGES OF ELECTION

      Section 8.1 In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders and, if requested by the Chairman of the meeting or any shareholder present at the meeting, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

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                                    ARTICLE 9
                   CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

      Section 9.1 Any action required to be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Company.

                                   ARTICLE 10
                                    DIRECTORS

      Section 10.1 Any shareholder who intends to nominate or to cause to have nominated any candidate (other than a candidate proposed by the Company's then existing Board of Directors) for election to the Board of Directors at the annual meeting of shareholders shall so notify the Secretary of the Company in writing no later than the January 15 next preceding the date of such annual meeting of shareholders. Such notification shall contain the following information to the extent known by the notifying shareholder:

      (a)   the name and address of each proposed nominee;

      (b)   the age of each proposed nominee;

      (c)   the principal occupation of each proposed nominee;

      (d) the number of shares of the Company owned of record, and the number of shares of the Company beneficially owned by each proposed nominee;

      (e) the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

      (f)   the name and residence address of the notifying shareholder;

      (g) the number of shares of the Company owned by the notifying shareholder;

      (h) the amount of monies borrowed by the proposed nominee from any source or entity to finance the purchase of any shares of the Company;

      (i) any conviction of the proposed nominee of any felony crime; any assessment of a civil monetary penalty by a federal or state regulatory agency against the proposed nominee; or the issuance of any cease-and-desist order by a federal or state regulatory agency against the proposed nominee and a complete explanation thereof; and

      (j) a description of any adjudication of bankruptcy of the proposed nominee or any general assignment made by the proposed nominee for benefit of creditors; and a description of any entity of which the proposed nominee is or has been an officer, director, partner or principal which is being or, within the last two years, was reorganized in bankruptcy, adjudged a bankrupt or made a general assignment for benefit of creditors.

      A person who has been the subject of a criminal or governmental action delineated under Subsection 10.1(i) shall not be eligible to be nominated and elected as a director of the Company. Except for the foregoing, only nominations for directors made by the shareholders entitled to vote at the meeting after compliance with this Section 10.1, and nominations of candidates proposed by the Board, shall be eligible for election as directors at the meeting.

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      Section 10.2 A director must hold shares of the company in his own name or jointly with his spouse and in such number (if any) as may be required by law in order to qualify to be elected a director of the Company's wholly-owned subsidiary bank. If a director ceases to hold any shares (or the required number), the Board of Directors shall declare the seat of such director to be vacant.

      Section 10.3 No person shall be elected or appointed as a director if he has attained the age of seventy-two (72) years on or prior to the date of his election. A director who attains the age of seventy-two (72) years shall cease to be a director (without any action on his part) at the close of business on the date prior to the date of the next annual shareholders meeting at which directors are to be elected regardless of whether or not his term as a director would otherwise expire at such annual meeting.

      Section 10.4 The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than twenty-five. The Board of Directors shall be classified into three classes, each class to be elected for a term of three years. The terms of the respective classes shall expire in successive years as provided in Section 10.5 hereof. Within the foregoing limits, the shareholders may from time to time fix the number of directors and their respective classifications.

      Section 10.5 At the 2005 annual meeting of shareholders of the Company, the shareholders shall elect three Class 1 directors to serve until the 2008 annual meeting of shareholders. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. The terms for the current Class 2 and Class 3 directors shall expire in 2007 and 2006, respectively.

      Section 10.6 The Board of Directors may declare vacant the office of a director if he is declared of unsound mind by an order of court or convicted of felony or for any other proper cause or if, within sixty days after notice of election, he does not accept the office either in writing or by attending a meeting of the Board of Directors. The entire Board of Directors or an individual director may be removed without cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors.

      Section 10.7 The Board of Directors may appoint an individual as an honorary or advisory director or director emeritus or as a member of an advisory board. An individual so appointed may be compensated but may not vote at any meeting of the Board of Directors or be counted in determining a quorum and shall not have any responsibility or be subject to any liability imposed upon a director.

                                   ARTICLE 11
                        VACANCIES ON BOARD OF DIRECTORS

      Article 11.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office to which he was appointed. If a vacancy occurs on the Board of Directors within sixty (60) days prior to the annual meeting of shareholders as a result of the death of a director, then the Board of Directors may defer the appointment of a successor for a period of time not to exceed ninety (90) days after the date of death of such director.

                                   ARTICLE 12
                          POWERS OF BOARD OF DIRECTORS

      Section 12.1 The business and affairs of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation, or by these By-Laws directed or required to be exercised and done by the shareholders.

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      Section 12.2 The Board of Directors shall have the power and authority to appoint an Executive Committee, consisting of three or more directors as determined by the Board, and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Company. The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board or the President. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as far as may be permitted by law.

                                   ARTICLE 13
                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 13.1 An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

      Section 13.2 Regular meetings of the Board of Directors may be held without notice at the principal place of business of the Company or at such place or places, and at such dates and times, as the Board may from time to time designate. If any day fixed for a regular meeting shall be a holiday, then the meeting shall be held at the same hour and place on the next succeeding business day.

      Section 13.3 Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each director, either personally or by mail, telephone or facsimile; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of a majority of the directors.

      Section 13.4 One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

      Section 13.5 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment (by means of which all persons participating in the meeting can hear one another) at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation, or by these By-Laws. If a quorum shall not be present in person or by such communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                                   ARTICLE 14
             INFORMAL ACTION BY THE BOARD OR COMMITTEE OF DIRECTORS

      Section 14.1 Notwithstanding anything to the contrary contained in these By-Laws, any action which may be taken at a meeting of the directors or the members of the executive or other committee may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the executive or other committee, as the case may be, and shall be filed with the Secretary of the Company.

                                   ARTICLE 15
                            COMPENSATION OF DIRECTORS

      Section 15.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be

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construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

                                   ARTICLE 16
                                    OFFICERS

      Section 16.1 The officers of the Company shall be elected by the Board of Directors at its organization meeting and shall be a President and Chief Executive Officer, a Vice President, a Secretary and a Treasurer. At its option, the Board of Directors may elect a Chairman and one or more Vice-Chairmen of the Board. The Board of Directors may also elect such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person except both the offices of President and of Treasurer.

      Section 16.2 The compensation of all officers of the Company shall be fixed by the Board of Directors.

      Section 16.3 The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors' judgment it is in the best interests of the Company, and all persons shall be elected and employed subject to the provisions thereof. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                                   ARTICLE 17
                   THE CHAIRMAN AND VICE-CHAIRMEN OF THE BOARD

      Section 17.1 The Chairman of the Board shall preside at all meetings of the shareholders and directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers, as well as the specific powers conferred by these By-Laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

      Section 17.2 The Vice-Chairman of the Board or, if more than one, the Vice-Chairmen in the order established by the Board of Directors, shall preside at meetings of the shareholders and directors as a result of the absence or incapacity of the Chairman of the Board. If there is no Chairman of the Board, the Vice-Chairman designated by the Board shall have and exercise all powers conferred by these By-Laws or otherwise on the Chairman of the Board. The Vice-Chairman or, if more than one, the Vice-Chairmen designated by the Board shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or them by the Board of Directors.

                                   ARTICLE 18
                                  THE PRESIDENT

      Section 18.1 The President shall have general executive powers; shall be the Chief Executive Officer of the Company; shall be a member of the Board of Directors; and shall have any specific powers conferred by these By-Laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                   ARTICLE 19
                               THE VICE PRESIDENTS

      Section 19.1 Any Vice President may, in the discretion of the Board of Directors, be designed as "Executive", "Senior," or by departmental or functional classification. Additional Vice Presidents may be appointed as the Board of Directors, in its discretion, may deem appropriate. The Vice Presidents, in the order established by the Board of Directors, shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice President shall also have such other authority and

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perform such other duties as may be provided in these By-Laws or as shall be determined by the Board of Directors or the President.

                                   ARTICLE 20
                                  THE SECRETARY

      Section 20.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a company and such other duties as may be assigned to him by the Board of Directors or the President.

                                   ARTICLE 21
                                  THE TREASURER

      Section 21.1 The Treasurer shall have the custody of the corporate funds and securities; shall be the Chief Financial Officer of the Company; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company; and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give a bond in such sum and with such surety as the Board of Directors may from time to time direct.

                                   ARTICLE 22
                               ASSISTANT OFFICERS

      Section 22.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant, may from time to time assign to him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                                   ARTICLE 23
                               SHARE CERTIFICATES

      Section 23.1 The share certificates of the Company shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share; shall include a statement that the institution is incorporated under the laws of the Commonwealth; shall be signed by the President and the Secretary or any other person properly authorized by the Board of Directors; and shall bear the corporate seal, which seal may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Company with the same effect as if the officer had not ceased to be such at the date of its issue.

                                   ARTICLE 24
                               TRANSFER OF SHARES

      Section 24.1 Upon surrender to the Company of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded upon the share register of the Company. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

                                   ARTICLE 25
                                LOST CERTIFICATES

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      Section 25.1 Where a shareholder of the Company alleges the loss, theft or destruction of one or more certificates for shares of the Company and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Company shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Company a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                   ARTICLE 26
                                    DIVIDENDS

      Section 26.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Company in cash, property or shares of the Company, so long as any dividend shall not be in violation of law and the Articles of Incorporation.

      Section 26.2 Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall believe to be in the best interests of the Company, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                   ARTICLE 27
                        FINANCIAL REPORT TO SHAREHOLDERS

      Section 27.1 The President and the Board of Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the Company for the preceding year.

                                   ARTICLE 28
                                   INSTRUMENTS

      Section 28.1 All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other persons as the President or the Board of Directors may from time to time designate.

      Section 28.2 All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, on behalf of the Company by the President or other persons as may be designated by him.

                                   ARTICLE 29
                                   FISCAL YEAR

      Section 29.1 The fiscal year of the Company shall be the calendar year.

                                   ARTICLE 30
                                      SEAL

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      Section 30.1 The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "PA Corporate Seal." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE 31
                           NOTICES AND WAIVERS THEREOF

      Section 31.1 Whenever, under the provisions of applicable law or of the Articles of Incorporation, or of these By-Laws, written notice is required to be given to any person, it may be given to the person either personally or by sending a copy thereof through the mail, by telegram, by facsimile, charges prepaid, or by telephone or e-mail to his address, telephone number or e-mail address appearing on the books of the Company or supplied by him to the Company for the purpose of notice. If the notice is sent by mail, telegraph, e-mail or facsimile, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person, or when the facsimile or e-mail transmission is complete and confirmed. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

      Section 31.2 Any written notice that is required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time when the notice would otherwise be required to be given. Attendance of any person entitled to notice whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

                                   ARTICLE 32
                                   COMMITTEES

      Section 32.1 The standing committees, which shall be appointed from time to time by the Board of Directors shall be the Executive Committee, the Audit Committee (except as indicated in Section 32.3 below) and such other committees as may be deemed necessary by the Board of Directors or shareholders for efficient operation of the Company.

      Section 32.2 The Executive Committee shall consist of the Chairman of the Board, the President and not less than three nor more than five other Directors. The Executive Committee shall meet at least quarterly at such time as may be fixed by the Board of Directors and at other times upon call of the Chairman of the Board or the President. Four members of the Executive Committee shall constitute a quorum. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors so far as may be permitted by law. All actions taken by the Executive Committee shall be ratified at the next Board of Directors' meeting.

      Section 32.3 The Audit Committee shall consist of not less than three nor more than five Directors, none of whom shall be active officers of the Company. The members of the Audit Committee shall qualify under all standards imposed by law or regulation and under any rules of any stock exchange on which the Company's shares are listed. Three members of the Audit Committee shall constitute a quorum. The Audit Committee shall effect its own organization and the Board of Directors shall adopt a written charter delineating the duties and responsibilities of the Audit Committee. The Audit Committee or the Board of Directors shall at least once in each year cause to be made by a certified public accountant selected for the purpose, a complete audit of the books and affairs of the Company. Upon completion of the audit, the certified public accountant shall make a report thereof and recommendations.

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                                   ARTICLE 33
                                   EMERGENCIES

      Section 33.1 In the event of any emergency declared by governmental authorities, as a result of a regional or national disaster and of such severity as to prevent the normal conduct and management of the affairs of the Company by its directors and officers as contemplated by these By-Laws, any three available directors shall constitute the Executive Committee to exercise the full authority of that Committee until such time as a duly elected Board of Directors can again assume full responsibility and control of the Company.

                                   ARTICLE 34
                                   AMENDMENTS

      Section 34.1 These By-Laws may be altered, amended or repealed by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

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